Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Multimanager Core Bond Portfolio (AXA-VIP)
Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-
BI)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio
(SMF_PRUTR
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
02-03-2015
Security Type:
BND/CORP

Issuer
GATX Corporation (2020)
Selling Underwriter
MERRILL LYNCH, PIERCE, FENNER & SMI
Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Citigroup Global Markets Inc., Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Morgan
Stanley & Co. LLC, Mizuho Securities USA Inc.,
U.S. Bancorp Investments, Inc., Wells Fargo
Securities, LLC, BMO Capital Markets Corp.,
KeyBanc Capital Markets Inc., Loop Capital Markets
LLC, PNC Capital Markets LLC, The Williams Capital
Group, L.P., BNY Mellon Capital Markets, LLC

Transaction Details
Date of Purchase
02-03-2015

Purchase Price/Share(per share / % of par)
$100.8380
Total Commission, Spread or Profit
0.600%

1.  Aggregate Principal Amount Purchased (a+b)
$7,000,000
a.  US Registered Funds (Appendix attached
with individual Fund/Client purchase)
$6,488,000
b.  Other BlackRock Clients
$512,0000
2.  Aggregate Principal Amount of Offering
$100,000,000
Fund Ratio [Divide Sum of #1 by #2]Must be less than 0.25
0.07

Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X]U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Municipal Securities
[ ]Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ]Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]
YES
[ ]
NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]
YES
[ ]
NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date
:
02-05-2015

Global Syndicate Team Member
Approved by:
Steven DeLaura
Date
:
02-05-2015